MORGAN STANLEY MORTGAGE LOAN TRUST 2006-14SL
FREE WRITING PROSPECTUS

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt.

IMPORTANT NOTICE RELATING TO
AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY Securitized Products Group	October 16th, 2006

Term Sheet
$321,238,000
Approximately

Morgan Stanley Mortgage Loan Trust
2006-14SL

Mortgage Pass-Through Certificates,
Series 2006-14SL

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt" http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY Securitized Products Group	October 16th, 2006

$321,238,000
(Approximately)
Morgan Stanley Mortgage Loan Trust 2006-14SL

Morgan Stanley Capital I Inc.
Depositor

GMAC Mortgage Corporation
Servicer

Transaction Highlights

Offered Classes	Description	Balance ($) (3)	Expected Ratings (S&P / Moody’s)	Avg Life to Call / Mty(1)(2)	Principal Window To Call / Mty(1)(2)	Initial Subordination Level	Benchmark
A	Floater	234,162,000	AAA/Aaa	1.16 / 1.16	1 - 32 / 1- 32	33.85%	1 Mo. LIBOR
M-1	Floater	35,929,000	AA/Aa2	4.90 / 6.00	32 - 65 / 32 - 146	23.70%	1 Mo. LIBOR
M-2	Floater	6,902,000	AA-/Aa3	4.37 / 4.78	46 - 65 / 46 - 126	21.75%	1 Mo. LIBOR
M-3	Floater	19,469,000	A/A2	4.14 / 4.54	40 - 65 / 40 - 124	16.25%	1 Mo. LIBOR
M-4	Floater	6,017,000	A-/A3	3.99 / 4.37	39 - 65 / 39 - 116	14.55%	1 Mo. LIBOR
B-1	Floater	8,495,000	BBB+/Baa1	3.94 / 4.31	37 - 65 / 37 - 113	12.15%	1 Mo. LIBOR
B-2	Floater	5,663,000	BBB/Baa2	3.89 / 4.25	37 - 65 / 37 - 108	10.55%	1 Mo. LIBOR
B-3	Floater	4,601,000	BBB-/Baa3	3.86 / 4.20	36 - 65 / 36 - 104	9.25%	1 Mo. LIBOR
B-4	Fixed	5,663,000	BB+/Ba1	***Not Offered Hereby***			Fixed Rate
B-5	Fixed	4,430,864	BB/Ba2	***Not Offered Hereby***			Fixed Rate

Notes:	(1) Certificates are priced to the first 10% Optional Clean-up Call Date.
(2)       Based on the pricing prepayment speed. See details below.
(3)       Bond sizes subject to a variance of plus or minus 10%.

Issuer:	Morgan Stanley Mortgage Loan Trust Series 2006-14SL

Depositor:	Morgan Stanley Capital I Inc.

Top Contributors:	Morgan Stanley Mortgage Capital	90.43%
	Aegis Mortgage Corporation	6.36%
	Decision One	1.65%
	Aames Capital Corporation	1.36%
	Other	0.20%

Servicer:	GMAC Mortgage Corporation is expected to be the initial servicer of all of the Mortgage Loans.

Trustee:	LaSalle Bank National Association

Managers:	Morgan Stanley (lead manager)

Auction Administrator:	LaSalle Bank National Association

Rating Agencies:	Standard & Poor’s and Moody’s Investors Service

Class M Certificates:	The Class M-1, M-2, M-3 and M-4 Certificates

Class B Certificates:	The Class B-1, B-2, B-3, B-4 and B-5 Certificates

Subordinate Certificates:	The Class M and B Certificates

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Offered Certificates:	The Class A, M and B Certificates (except the Class B-4 and B-5 Certificates)

LIBOR Certificates:	The Offered Certificates

Fixed Rate Certificates:	The Class B-4 and B-5 Certificates

Expected Closing Date:	October 31, 2006 through DTC and, upon request, Euroclear or Clearstream. The Offered Certificates will be sold without accrued interest.

Cut-off Date:	October 1, 2006

Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning November 27, 2006.

Final Scheduled Distribution Date:	The Distribution Date occurring in November 2036.

Optional Clean-up Call Date:
Each Distribution Date when the current aggregate principal balance of the Mortgage Loans and any related REO Properties is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Optional Termination of the Trust Fund by Purchaser or Auction:
Commencing with the first Optional Clean-up Call Date, the Auction Administrator shall solicit bids for the purchase of the Mortgage Loans from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Auction Administrator receives at least three bids for the Mortgage Loans, any related REO Property and any other property related to Mortgage Loans remaining in the trust fund (collectively, the “Assets”), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Assets to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”).  If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, on each six-month anniversary of the initial Optional Clean-up Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Optional Clean-up Call Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

Commencing with the first Distribution Date following the first Optional Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Assets for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property and (c) any related unreimbursed servicing advances.

Minimum Auction Price:
For any Distribution Date on which an auction is being held, the sum of (a) 100% of the current aggregate principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to in the trust fund being purchased, (c) any related unreimbursed servicing advances and (d) any expenses incurred by the Auction Administrator relating to the Auction process.

Due Period:	For any Distribution Date, the period beginning the second day of the calendar month preceding and ending the first day of the month in which the Distribution Date occurs.

Interest Accrual Period:
The interest accrual period for the LIBOR Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an Actual/360 day count basis).

For the Fixed Rate Certificates and any Distribution Date, the calendar month immediately prior to the month in which the relevant distribution date occurs (on a 30/360 day count basis).

Delay Days:	0 day delay for LIBOR Certificates. 24 day delay for Fixed Rate Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Mortgage Loans:
The Trust will consist of a single group of collateral. The LIBOR Certificates and Fixed Rate Certificates herein represent interest in the “Mortgage Loans.” As of the Cut-off Date, the “Mortgage Loans” consist of fixed rate residential, second-lien mortgage loans with a principal balance of approximately $353,987,032.

Pricing Prepayment Speed:	Fixed Rate Mortgage Loans: CPR starting at approximately 20% CPR in month 1 and increasing to 35% CPR in month 12 (approximately 15%/11 increase for each month), and remaining at 35% CPR thereafter

Credit Enhancement:
The Offered Certificates and Fixed Rate Certificates are credit enhanced by:
1)    Net monthly excess cashflow from the Mortgage Loans,
2)    Approximately 6.40% initial overcollateralization. On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 12.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
3)    Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:
The later to occur of:
(x)   The earlier of:
(a)  The Distribution Date occurring in November 2009; and
(b)  The Distribution Date following the Distribution Date on which the Aggregate Class Principal Balance of the Class A Certificates is zero; and
(y)  The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Offered Certificates and the Fixed Rate Certificates on the applicable Distribution Date) is greater than or equal to approximately 67.70%.

Trigger Event:	Either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

Delinquency Trigger Event:
A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 11.82% of the prior period’s Senior Enhancement Percentage. The 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent.

Cumulative Loss Trigger Event:
A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the related prepayment period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such distribution date:

Months 25 - 36	2.25% for the first month, plus an additional 0.23333% for each month thereafter
Months 37 - 48	5.05% for the first month, plus an additional 0.23333% for each month thereafter
Months 49 - 60	7.85% for the first month, plus an additional 0.15833% for each month thereafter
Months 61 - 72	9.75% for the first month, plus an additional 0.06250% for each month thereafter
Months 73 - thereafter	10.50%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Initial Subordination	Class A:	33.85%
Percentage:	Class M-1:	23.70%
	Class M-2:	21.75%
	Class M-3:	16.25%
	Class M-4:	14.55%
	Class B-1:	12.15%
	Class B-2:	10.55%
	Class B-3:	9.25%
	Class B-4:	7.65%
	Class B-5:	6.40%

Step-up Coupons:
For all Offered Certificates the coupon will increase after the first Optional Clean-up Call Date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Classes of LIBOR Certificates after the first Optional Clean-up Call Date and increase 50bps for the Fixed Rate Certificates.

Class A Pass-Through Rate:
The Class A Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-1 Pass-Through Rate:
The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-2 Pass-Through Rate:
The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-3 Pass-Through Rate:
The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-4 Pass-Through Rate:
The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class B-1 Pass-Through Rate:
The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class B-2 Pass-Through Rate:
The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class B-3 Pass-Through Rate:
The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Net Wac Cap:
As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less servicing and other fee rates on an Actual/360 basis for the LIBOR Certificates.

Class A, M-1, M-2, M-3, M-4, B-1, B-2, and B-3	As to any Distribution Date, the basis risk carry forward amount for each of the Class A, M-1, M-2, M-3, M-4, B-1, B-2, and B-3 Certificates will equal the sum of:
Basis Risk Carry Forward Amounts:	(i)
The excess, if any, of interest that would otherwise be due on such Class at such Class’s applicable Pass-Through Rate (without regard to the Net Wac Cap) over interest due such Class at a rate equal to the Net Wac Cap;

	(ii)	Any Basis Risk Carry Forward Amount for such Class remaining unpaid from prior Distribution Dates; and
	(iii)	Interest on the amount in clause (ii) at the Class’ applicable Pass-Through Rate for that Distribution Date (without regard to the Net Wac Cap).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Interest Distributions on Offered Certificates and	On each Distribution Date and after payments of servicing and other expenses, interest distributions from the Interest Remittance Amount will be allocated as follows:
the Fixed Rate	(i)	To the Class A Certificates, its Accrued Certificate Interest;
Certificates:	(ii)	To the Class M-1 Certificates, its Accrued Certificate Interest;
	(iii)	To the Class M-2 Certificates, its Accrued Certificate Interest;
	(iv)	To the Class M-3 Certificates, its Accrued Certificate Interest;
	(v)	To the Class M-4 Certificates, its Accrued Certificate Interest;
	(vi)	To the Class B-1 Certificates, its Accrued Certificate Interest;
	(vii)	To the Class B-2 Certificates, its Accrued Certificate Interest;
	(viii)	To the Class B-3 Certificates, its Accrued Certificate Interest;
	(ix)	To the Class B-4 Certificates, its Accrued Certificate Interest; and
	(x)	To the Class B-5 Certificates, its Accrued Certificate Interest.

Principal Distributions on Offered Certificates and	On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
Fixed Rate Certificates:	(i)	to the Class A Certificates, until the Class Principal Balances have been reduced to zero;
	(ii)	to the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;
	(iii)	to the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;
	(iv)	to the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;
	(v)	to the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;
	(vi)	to the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;
	(vii)	to the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;
	(viii)	to the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;
	(ix)	to the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero; and
	(x)	to the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)
to the Class A Certificates the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until the aggregate Class Principal Balance thereof have been reduced to zero;

(ii)
to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(iii)
to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(iv)
to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(v)
to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(vi)
to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(vii)
to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

(viii)
to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(ix)
to the Class B-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and

(x)
to the Class B-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-5 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero.

Allocation of Net Monthly	For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
Excess Cashflow:	(i)
to pay the holders of the Offered Certificates and Fixed Rate Certificates in respect of principal (in the order of priority as described above under “Principal Distributions on the Offered Certificates and Fixed Rate Certificates”), until the target overcollateralization amount has been achieved;

	(ii)	to the Class M-1 Certificates, the unpaid interest shortfall amount;
	(iii)	to the Class M-1 Certificates, the allocated unreimbursed realized loss amount;
	(iv)	to the Class M-2 Certificates, the unpaid interest shortfall amount;
	(v)	to the Class M-2 Certificates, the allocated unreimbursed realized loss amount;
	(vi)	to the Class M-3 Certificates, the unpaid interest shortfall amount;
	(vii)	to the Class M-3 Certificates, the allocated unreimbursed realized loss amount;
	(viii)	to the Class M-4 Certificates, the unpaid interest shortfall amount;
	(ix)	to the Class M-4 Certificates, the allocated unreimbursed realized loss amount;
	(x)	to the Class B-1 Certificates, the unpaid interest shortfall amount;
	(xi)	to the Class B-1 Certificates, the allocated unreimbursed realized loss amount;
	(xii)	to the Class B-2 Certificates, the unpaid interest shortfall amount;
	(xiii)	to the Class B-2 Certificates, the allocated unreimbursed realized loss amount;
	(xiv)	to the Class B-3 Certificates, the unpaid interest shortfall amount;
	(xv)	to the Class B-3 Certificates, the allocated unreimbursed realized loss amount;
	(xvi)	to the Class B-4 Certificates, the unpaid interest shortfall amount;
	(xvii)	to the Class B-4 Certificates, the allocated unreimbursed realized loss amount;
	(xviii)	to the Class B-5 Certificates, the unpaid interest shortfall amount;
	(xix)	to the Class B-5 Certificates, the allocated unreimbursed realized loss amount;
	(xx)	any Class A Basis Risk Carry Forward Amount; and
	(xxi)	sequentially, to Classes M-1, M-2, M-3, M-4, B-1, B-2 and B-3 Certificates, in such order, in each case an amount up to the amount of the Basis Risk Carry Forward Amount for such Class.

Interest Remittance Amount:	For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:
For any Distribution Date and each Class of the Offered Certificates and Fixed Rate Certificates, the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state law allocated to such Class.

Principal Distribution Amount:	On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:	On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:
For any Distribution Date is the amount of funds available from the Mortgage Loans for distribution on such Distribution Date remaining after making all distributions of interest and principal on the Offered Certificates and Fixed Rate Certificates.

Extra Principal Distribution Amount:
For any Distribution Date and the Offered Certificates and Fixed Rate Certificates the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and other fees and expenses), over (y) the sum of interest payable on the Offered Certificates and Fixed Rate Certificates on such Distribution Date and (ii) the Overcollateralization Deficiency Amount for such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Overcollateralization Deficiency Amount:	The excess of the (i) target overcollateralization amount over (ii) the current overcollateralization amount for such Distribution Date.

Excess Subordinated Amount:	For any Distribution Date, means the excess, if any of (i) the overcollateralization amount over (ii) the target overcollateralization amount for such Distribution Date.

Class A Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 32.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,769,935.

Class M-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 52.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,769,935.

Class M-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 56.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,769,935.

Class M-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,769,935.

Class M-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,769,935.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class B-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,769,935.

Class B-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,769,935.

Class B-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,769,935.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class B-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,769,935.

Class B-5 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), (ix) the Class Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such Distribution Date) and (x) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,769,935.

Depositor’s Option to Purchase Breached Mortgage Loans:	The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.

Breached Mortgage Loan:
A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:
Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

Trust Tax Status:	REMIC.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

ERISA Eligibility:
Subject to the considerations in the Prospectus and the Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:	It is anticipated that none of the Offered Certificates will be SMMEA eligible.

Registration Statement and Prospectus:	This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY MORTGAGE LOAN TRUST 2006-14SL TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Seconds.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity
To CALL
	PPC	25%	50%	75%	100%	125%	150%	175%
A	WAL (yrs)	5.47	3.12	1.94	1.16	0.91	0.74	0.62
	First Payment Date	11/25/2006	11/25/2006	11/25/2006	11/25/2006	11/25/2006	11/25/2006	11/25/2006
	Expected Final Maturity	7/25/2021	4/25/2018	4/25/2014	6/25/2009	11/25/2008	6/25/2008	2/25/2008
	Window	1 - 177	1 - 138	1 - 90	1 - 32	1 - 25	1 - 20	1 - 16
M-1	WAL	12.27	7.57	5.39	4.90	3.67	2.85	2.31
	First Payment Date	12/25/2013	6/25/2010	7/25/2010	6/25/2009	11/25/2008	6/25/2008	2/25/2008
	Expected Final Maturity	7/25/2021	4/25/2018	4/25/2014	3/25/2012	12/25/2010	1/25/2010	5/25/2009
	Window	86 - 177	44 - 138	45 - 90	32 - 65	25 - 50	20 - 39	16 - 31
M-2	WAL	12.27	7.57	5.17	4.37	3.43	2.73	2.14
	First Payment Date	12/25/2013	6/25/2010	6/25/2010	8/25/2010	11/25/2009	4/25/2009	9/25/2008
	Expected Final Maturity	7/25/2021	4/25/2018	4/25/2014	3/25/2012	12/25/2010	1/25/2010	5/25/2009
	Window	86 - 177	44 - 138	44 - 90	46 - 65	37 - 50	30 - 39	23 - 31
M-3	WAL	12.27	7.57	5.11	4.14	3.22	2.56	2.03
	First Payment Date	12/25/2013	6/25/2010	3/25/2010	2/25/2010	6/25/2009	12/25/2008	6/25/2008
	Expected Final Maturity	7/25/2021	4/25/2018	4/25/2014	3/25/2012	12/25/2010	1/25/2010	5/25/2009
	Window	86 - 177	44 - 138	41 - 90	40 - 65	32 - 50	26 - 39	20 - 31
M-4	WAL	12.27	7.57	5.07	3.99	3.09	2.45	1.95
	First Payment Date	12/25/2013	6/25/2010	2/25/2010	1/25/2010	5/25/2009	11/25/2008	6/25/2008
	Expected Final Maturity	7/25/2021	4/25/2018	4/25/2014	3/25/2012	12/25/2010	1/25/2010	5/25/2009
	Window	86 - 177	44 - 138	40 - 90	39 - 65	31 - 50	25 - 39	20 - 31
B-1	WAL	12.27	7.57	5.06	3.94	3.05	2.41	1.92
	First Payment Date	12/25/2013	6/25/2010	1/25/2010	11/25/2009	4/25/2009	10/25/2008	5/25/2008
	Expected Final Maturity	7/25/2021	4/25/2018	4/25/2014	3/25/2012	12/25/2010	1/25/2010	5/25/2009
	Window	86 - 177	44 - 138	39 - 90	37 - 65	30 - 50	24 - 39	19 - 31
B-2	WAL	12.27	7.57	5.04	3.89	3.00	2.38	1.91
	First Payment Date	12/25/2013	6/25/2010	1/25/2010	11/25/2009	3/25/2009	9/25/2008	4/25/2008
	Expected Final Maturity	7/25/2021	4/25/2018	4/25/2014	3/25/2012	12/25/2010	1/25/2010	5/25/2009
	Window	86 - 177	44 - 138	39 - 90	37 - 65	29 - 50	23 - 39	18 - 31
B-3	WAL	12.27	7.57	5.04	3.86	2.98	2.36	1.88
	First Payment Date	12/25/2013	6/25/2010	12/25/2009	10/25/2009	2/25/2009	9/25/2008	4/25/2008
	Expected Final Maturity	7/25/2021	4/25/2018	4/25/2014	3/25/2012	12/25/2010	1/25/2010	5/25/2009
	Window	86 - 177	44 - 138	38 - 90	36 - 65	28 - 50	23 - 39	18 - 31

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity
To MATURITY
	PPC	25%	50%	75%	100%	125%	150%	175%
A	WAL (yrs)	5.56	3.24	2.08	1.16	0.91	0.74	0.62
	First Payment Date	11/25/2006	11/25/2006	11/25/2006	11/25/2006	11/25/2006	11/25/2006	11/25/2006
	Expected Final Maturity	8/25/2032	6/25/2023	7/25/2021	6/25/2009	11/25/2008	6/25/2008	2/25/2008
	Window	1 - 310	1 - 200	1 - 177	1 - 32	1 - 25	1 - 20	1 - 16
M-1	WAL	12.61	8.03	5.96	6.00	4.48	3.49	2.83
	First Payment Date	12/25/2013	6/25/2010	7/25/2010	6/25/2009	11/25/2008	6/25/2008	2/25/2008
	Expected Final Maturity	1/25/2031	10/25/2021	6/25/2021	12/25/2018	1/25/2016	1/25/2014	7/25/2012
	Window	86 - 291	44 - 180	45 - 176	32 - 146	25 - 111	20 - 87	16 - 69
M-2	WAL	12.58	8.03	5.73	4.78	3.73	2.97	2.34
	First Payment Date	12/25/2013	6/25/2010	6/25/2010	8/25/2010	11/25/2009	4/25/2009	9/25/2008
	Expected Final Maturity	4/25/2029	8/25/2021	2/25/2021	4/25/2017	10/25/2014	1/25/2013	10/25/2011
	Window	86 - 270	44 - 178	44 - 172	46 - 126	37 - 96	30 - 75	23 - 60
M-3	WAL	12.56	8.03	5.66	4.54	3.51	2.79	2.21
	First Payment Date	12/25/2013	6/25/2010	3/25/2010	2/25/2010	6/25/2009	12/25/2008	6/25/2008
	Expected Final Maturity	10/25/2028	8/25/2021	12/25/2020	2/25/2017	8/25/2014	12/25/2012	9/25/2011
	Window	86 - 264	44 - 178	41 - 170	40 - 124	32 - 94	26 - 74	20 - 59
M-4	WAL	12.52	8.03	5.60	4.37	3.38	2.67	2.14
	First Payment Date	12/25/2013	6/25/2010	2/25/2010	1/25/2010	5/25/2009	11/25/2008	6/25/2008
	Expected Final Maturity	12/25/2026	8/25/2021	2/25/2020	6/25/2016	2/25/2014	7/25/2012	5/25/2011
	Window	86 - 242	44 - 178	40 - 160	39 - 116	31 - 88	25 - 69	20 - 55
B-1	WAL	12.49	8.02	5.57	4.31	3.32	2.63	2.10
	First Payment Date	12/25/2013	6/25/2010	1/25/2010	11/25/2009	4/25/2009	10/25/2008	5/25/2008
	Expected Final Maturity	3/25/2026	7/25/2021	10/25/2019	3/25/2016	12/25/2013	5/25/2012	3/25/2011
	Window	86 - 233	44 - 177	39 - 156	37 - 113	30 - 86	24 - 67	19 - 53
B-2	WAL	12.44	8.02	5.53	4.25	3.26	2.59	2.08
	First Payment Date	12/25/2013	6/25/2010	1/25/2010	11/25/2009	3/25/2009	9/25/2008	4/25/2008
	Expected Final Maturity	2/25/2025	7/25/2021	3/25/2019	10/25/2015	8/25/2013	2/25/2012	1/25/2011
	Window	86 - 220	44 - 177	39 - 149	37 - 108	29 - 82	23 - 64	18 - 51
B-3	WAL	12.40	8.02	5.51	4.20	3.23	2.56	2.04
	First Payment Date	12/25/2013	6/25/2010	12/25/2009	10/25/2009	2/25/2009	9/25/2008	4/25/2008
	Expected Final Maturity	2/25/2024	7/25/2021	10/25/2018	6/25/2015	5/25/2013	12/25/2011	11/25/2010
	Window	86 - 208	44 - 177	38 - 144	36 - 104	28 - 79	23 - 62	18 - 49

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Collateral Net WAC Cap Rate (Actual/360) (1)

Month	(%)	Month	(%)	Month	(%)
1	12.749	23	10.289	45	10.635
2	10.625	24	10.633	46	10.292
3	10.283	25	10.290	47	10.292
4	10.284	26	10.633	48	10.635
5	11.386	27	10.290	49	10.292
6	10.285	28	10.290	50	10.635
7	10.629	29	11.393	51	10.292
8	10.287	30	10.290	52	10.293
9	10.631	31	10.633	53	11.395
10	10.288	32	10.290	54	10.293
11	10.288	33	10.633	55	10.636
12	10.631	34	10.291	56	10.293
13	10.289	35	10.291	57	10.636
14	10.632	36	10.634	58	10.293
15	10.289	37	10.291	59	10.293
16	10.289	38	10.634	60	10.637
17	10.999	39	10.291	61	10.293
18	10.289	40	10.291	62	10.637
19	10.632	41	11.394	63	10.294
20	10.289	42	10.291	64	10.294
21	10.632	43	10.635	65	11.004
22	10.289	44	10.292	-	-

Assumes:
(1)	100% PPC

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

LIBOR Certificates Net WAC Cap Rate (Actual/360) (1,2)

Month	(%)	Month	(%)	Month	(%)
1	5.642	23	12.271	45	19.309
2	11.511	24	12.776	46	18.687
3	11.165	25	12.461	47	18.688
4	11.193	26	12.982	48	19.312
5	12.426	27	12.672	49	18.690
6	11.257	28	12.788	50	19.315
7	11.670	29	14.293	51	18.693
8	11.333	30	13.040	52	18.694
9	11.755	31	13.617	53	20.698
10	11.421	32	13.324	54	18.696
11	11.469	33	73.520	55	19.321
12	11.903	34	68.583	56	18.699
13	11.572	35	26.563	57	19.326
14	12.015	36	19.481	58	18.710
15	11.685	37	18.677	59	18.717
16	11.746	38	19.301	60	19.353
17	12.625	39	18.679	61	18.731
18	11.878	40	18.680	62	19.357
19	12.347	41	20.683	63	18.734
20	12.023	42	18.683	64	18.736
21	12.505	43	19.306	65	20.029
22	12.184	44	18.685	-	-

Assumes:
(1)	100% PPC
(2)	1 Month LIBOR = 20% beginning in period 2

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Excess Spread Before Losses (%)(1)

Month	Excess Spread(%)[2]	Excess Spread(%)[3]	Month	Excess Spread(%)[2]	Excess Spread(%)[3]	Month	Excess Spread(%)[2]	Excess Spread(%)[3]
1	6.158	6.158	23	5.354	5.642	45	5.421	5.573
2	5.310	5.269	24	5.525	5.794	46	5.264	5.413
3	5.145	5.118	25	5.385	5.652	47	5.268	5.411
4	5.152	5.122	26	5.555	5.803	48	5.429	5.561
5	5.666	5.653	27	5.418	5.664	49	5.270	5.399
6	5.166	5.191	28	5.435	5.674	50	5.431	5.546
7	5.342	5.383	29	5.904	6.115	51	5.271	5.379
8	5.182	5.252	30	5.472	5.700	52	5.271	5.369
9	5.359	5.474	31	5.639	5.853	53	5.751	5.832
10	5.201	5.352	32	5.512	5.724	54	5.271	5.351
11	5.210	5.394	33	5.683	5.879	55	5.431	5.501
12	5.386	5.606	34	5.349	5.553	56	5.271	5.337
13	5.230	5.495	35	5.153	5.359	57	5.431	5.490
14	5.405	5.685	36	5.303	5.504	58	5.271	5.327
15	5.252	5.555	37	5.187	5.392	59	5.272	5.324
16	5.263	5.578	38	5.376	5.566	60	5.432	5.482
17	5.598	5.899	39	5.231	5.418	61	5.272	5.323
18	5.287	5.606	40	5.242	5.424	62	5.432	5.481
19	5.459	5.765	41	5.729	5.892	63	5.272	5.322
20	5.312	5.623	42	5.250	5.427	64	5.272	5.322
21	5.484	5.780	43	5.414	5.582	65	5.592	5.639
22	5.340	5.637	44	5.257	5.423

Assumes:
(1)	100% PPC
(2)	1 Month LIBOR = 5.3391%
(3)	Forward LIBOR

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

CDR Table

The tables below describe the Constant Default Rate (“CDR”), and the related cumulative loss on the Mortgage Loans at which the first dollar or more of loss is incurred. Other assumptions incorporated include the following: (1) 100% of the Prepayment Assumption, (2) 100% P&I advancing (3) 100% loss severity, (4) 6-month lag from default to loss, (5) triggers fail (i.e., no stepdown), and (6) to maturity.

Static LIBOR = 5.3391%				FWD LIBOR
Class	CDR %	Cumulative Loss %	Class	CDR %	Cumulative Loss %
A	23.55	39.99	A	23.78	40.26
M-1	16.37	30.62	M-1	16.58	30.92
M-2	15.13	28.80	M-2	15.34	29.11
M-3	11.85	23.68	M-3	12.04	23.99
M-4	10.88	22.06	M-4	11.07	22.38
B-1	9.54	19.75	B-1	9.72	20.07
B-2	8.66	18.18	B-2	8.84	18.51
B-3	7.98	16.94	B-3	8.15	17.25

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Collateral Summary

Aggregate Outstanding Principal Balance			$353,987,032
Aggregate Original Principal Balance			$355,060,869
Number of Mortgage Loans			6,132

	Average	Maximum	Minimum
Original Principal Balance	$57,903	$500,000	$10,000
Outstanding Principal Balance	$57,728	$499,055	$1,399
	Weighted Average	Maximum	Minimum
Original Term (mos)	206	360	180
Stated Remaining Term (mos)	202	360	163
Loan Age (mos)	3	17	0
Current Interest Rate:	11.124%	19.375%	6.750%
Combined Original Loan-to-Value	98.11%	100.00%	29.34%
Credit Score	681	816	600

		Earliest	Latest
Maturity Date		2020-05-01	2036-10-01

Lien Position	Percent of Mortgage Pool	Documentation Type	Percent of Mortgage Pool
2nd Lien	100.00%	Full/Alt/Lite	36.21%
		Limited	46.96%
Occupancy	Percent of Mortgage Pool	No Ratio	10.54%
Primary	91.36%	Stated Income/Stated Asset	3.41%
Second Home	2.46%	No Documentation	2.88%
Investment	6.19%
		Property Type	Percent of Mortgage Pool
Loan Purpose	Percent of Mortgage Pool	Single Family Residence	66.28%
Purchase	78.67%	PUD	14.81%
Refinance - Rate/Term	5.15%	Condominium	7.26%
Refinance - Cashout	16.18%	Two-to-Four Family	11.03%
		Townhouse	0.61%
Loan Type	Percent of Mortgage Pool
Fixed Rate	100.00%	Amortization Type	Percent of Mortgage Pool
		Fully Amortizing	19.55%
		Balloon	80.45%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2006-14SL	MORGAN STANLEY
6,132 records Balance: $353,987,032

Summary Statistics
Total Current Balance: 353,987,032.37
Total Original Balance: 355,060,868.93
Number of Mortgage Loans: 6,132
Minimum Original Balance: 10,000.00
Maximum Original Balance: 500,000.00
Average Original Balance: 57,902.95
Average Current Balance: 57,727.83
Weighted Average Original Term: 206
Weighted Average Stated Remaining Term: 202
Weighted Average Seasoning: 3
Minimum Current Rate: 6.750
Maximum Current Rate: 19.375
Weighted Average Current Rate: 11.124
Weighted Average Combined LTV: 98.11
Non-Zero Weighted Average FICO: 681
Second Liens as Percent of Pool: 100.00
Percent Owner: 91.36
Percent Second Home: 2.46
Percent Investor: 6.19
Percent Fixed Rate: 100.00
Percent Interest Only: 6.67
Percent Fully Amortizing: 19.55
Percent Balloon: 80.45
Percent Full-Alt Documentation: 35.05
Percent Purchase: 78.67
Percent Rate Term Refinance: 5.15
Percent Cashout Refinance: 16.18

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Morgan Stanley	5,459	320,126,850.15	90.43	58,642.03	11.103	35.46	98.20	681
Aegis Mortgage Corp	378	22,526,686.89	6.36	59,594.41	11.286	25.29	96.52	710
Decision One	195	5,833,750.48	1.65	29,916.67	12.013	100.00	99.51	608
Aames Capital Corp	89	4,804,265.51	1.36	53,980.51	10.451	64.35	98.16	667
Other	11	695,479.34	0.20	63,225.39	12.742	3.50	93.26	735
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
6.501—7.000	2	283,220.12	0.08	141,610.06	6.761	100.00	87.44	721
7.001—7.500	3	337,549.25	0.10	112,516.42	7.342	91.58	99.06	779
7.501—8.000	16	965,338.11	0.27	60,333.63	7.955	75.75	97.52	731
8.001—8.500	20	1,221,229.32	0.34	61,061.47	8.403	62.46	94.05	714
8.501—9.000	166	9,513,622.06	2.69	57,310.98	8.843	53.34	95.12	713
9.001—9.500	402	26,370,976.03	7.45	65,599.44	9.336	68.78	96.19	711
9.501—10.000	1,017	52,670,644.10	14.88	51,790.21	9.792	78.06	98.84	686
10.001—10.500	523	30,406,702.00	8.59	58,139.01	10.295	50.97	97.65	688
10.501—11.000	1,047	63,772,497.26	18.02	60,909.74	10.811	23.21	98.98	684
11.001—11.500	806	46,938,997.53	13.26	58,236.97	11.316	24.26	98.70	669
11.501—12.000	856	45,354,702.18	12.81	52,984.47	11.819	18.85	98.22	664
12.001—12.500	307	18,889,664.87	5.34	61,529.85	12.331	22.03	97.56	674
12.501—13.000	505	32,783,749.50	9.26	64,918.32	12.890	13.35	97.68	674
13.001—13.500	128	7,144,282.66	2.02	55,814.71	13.396	15.37	97.97	685
13.501—14.000	172	9,803,318.52	2.77	56,996.04	13.877	12.04	97.92	670
14.001—14.500	73	3,667,133.17	1.04	50,234.70	14.426	11.85	98.05	682
14.501—15.000	45	1,804,997.68	0.51	40,111.06	14.841	11.58	97.90	691
15.001 >=	44	2,058,408.01	0.58	46,782.00	15.879	2.83	98.83	679
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681
Minimum: 6.750 Maximum: 19.375 Weighted Average by Current Balance: 11.124

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2006-14SL	MORGAN STANLEY
6,132 records Balance: $353,987,032

Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
180	5,243	297,942,063.52	84.17	56,826.64	11.018	39.23	98.40	680
240	212	8,549,850.03	2.42	40,329.48	10.689	64.04	99.13	671
300	2	293,000.00	0.08	146,500.00	12.268	82.94	97.47	676
360	675	47,202,118.82	13.33	69,929.06	11.864	11.77	96.08	692
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681
Minimum: 180 Maximum: 360 Weighted Average by Current Balance: 206

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
158—169	37	1,902,498.73	0.54	51,418.88	11.645	10.96	94.10	681
170—181	5,206	296,039,564.79	83.63	56,865.07	11.014	39.42	98.43	680
230—241	212	8,549,850.03	2.42	40,329.48	10.689	64.04	99.13	671
290—301	2	293,000.00	0.08	146,500.00	12.268	82.94	97.47	676
338—349	1	105,373.53	0.03	105,373.53	11.000	0.00	100.00	656
350—361	674	47,096,745.29	13.30	69,876.48	11.866	11.80	96.08	692
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681
Minimum: 163 Maximum: 360 Weighted Average by Current Balance: 202

Original Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0.01—25,000.00	930	17,782,339.92	5.02	19,120.80	11.235	58.40	97.65	671
25,000.01—50,000.00	2,411	90,112,981.95	25.46	37,375.77	11.062	49.34	98.54	677
50,000.01—75,000.00	1,329	80,635,186.97	22.78	60,673.58	11.087	41.20	98.77	675
75,000.01—100,000.00	742	64,128,079.10	18.12	86,425.98	11.152	27.12	98.31	681
100,000.01—125,000.00	372	41,449,985.73	11.71	111,424.69	11.134	27.37	98.69	683
125,000.01—150,000.00	186	25,120,580.59	7.10	135,056.88	11.130	23.39	98.65	690
150,000.01—175,000.00	66	10,592,175.34	2.99	160,487.51	11.245	14.99	98.60	698
175,000.01—200,000.00	36	6,760,518.54	1.91	187,792.18	11.594	24.98	97.01	692
200,000.01—250,000.00	22	4,969,665.78	1.40	225,893.90	11.931	4.89	95.67	695
250,000.01—300,000.00	18	5,082,007.11	1.44	282,333.73	10.342	15.96	87.27	710
300,000.01—400,000.00	19	6,854,455.86	1.94	360,760.83	11.177	9.61	88.42	723
400,000.01—500,000.00	1	499,055.48	0.14	499,055.48	9.750	100.00	98.60	761
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681
Minimum: 10,000.00 Maximum: 500,000.00 Average: 57,902.95

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2006-14SL	MORGAN STANLEY
6,132 records Balance: $353,987,032

Current Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0.01—25,000.00	936	17,910,593.90	5.06	19,135.25	11.236	58.07	97.62	672
25,000.01—50,000.00	2,416	90,413,032.42	25.54	37,422.61	11.062	49.34	98.56	677
50,000.01—75,000.00	1,322	80,419,394.13	22.72	60,831.61	11.085	41.29	98.76	675
75,000.01—100,000.00	741	64,078,795.28	18.10	86,476.11	11.161	26.91	98.31	681
100,000.01—125,000.00	372	41,449,985.73	11.71	111,424.69	11.134	27.37	98.69	683
125,000.01—150,000.00	183	24,957,352.80	7.05	136,378.98	11.113	23.54	98.65	691
150,000.01—175,000.00	66	10,592,175.34	2.99	160,487.51	11.245	14.99	98.60	698
175,000.01—200,000.00	36	6,760,518.54	1.91	187,792.18	11.594	24.98	97.01	692
200,000.01—250,000.00	22	4,969,665.78	1.40	225,893.90	11.931	4.89	95.67	695
250,000.01—300,000.00	18	5,082,007.11	1.44	282,333.73	10.342	15.96	87.27	710
300,000.01—400,000.00	19	6,854,455.86	1.94	360,760.83	11.177	9.61	88.42	723
400,000.01—500,000.00	1	499,055.48	0.14	499,055.48	9.750	100.00	98.60	761
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681
Minimum: 1,399.43 Maximum: 499,055.48 Average: 57,727.83

Product Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Fixed—15 Year	48	2,056,562.54	0.58	42,845.05	10.935	34.92	97.35	703
Fixed—20 Year	212	8,549,850.03	2.42	40,329.48	10.689	64.04	99.13	671
Fixed—30 Year	544	35,878,828.50	10.14	65,953.73	11.821	12.77	96.48	690
Interest Only Fixed—15 Year	140	11,104,857.42	3.14	79,320.41	11.741	6.96	97.18	679
Interest Only Fixed—25 Year	2	293,000.00	0.08	146,500.00	12.268	82.94	97.47	676
Interest Only Fixed—30 Year	131	11,323,290.32	3.20	86,437.33	11.998	8.62	94.84	696
Interest Only Balloon—15/30	9	888,925.58	0.25	98,769.51	12.062	0.00	95.11	728
Balloon—15/30	5,043	283,759,306.78	80.16	56,267.96	10.987	40.66	98.46	680
Balloon—15/25	2	115,573.51	0.03	57,786.76	11.884	0.00	95.82	654
Balloon—15/20	1	16,837.69	0.00	16,837.69	11.000	100.00	100.00	653
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681

Interest Only Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0	5,850	330,376,959.05	93.33	56,474.69	11.070	38.19	98.26	681
60	148	12,147,594.43	3.43	82,078.34	11.771	7.85	97.05	682
120	133	11,419,928.89	3.23	85,864.13	12.016	9.09	94.86	695
180	1	42,550.00	0.01	42,550.00	8.000	0.00	93.51	704
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2006-14SL	MORGAN STANLEY
6,132 records Balance: $353,987,032

Geographic Distribution by Balance	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
California	979	86,378,636.06	24.40	88,231.50	10.783	30.45	98.29	685
New York	323	32,807,179.50	9.27	101,570.22	11.906	8.98	97.47	681
Florida	497	26,869,615.43	7.59	54,063.61	11.274	32.21	98.14	684
Virginia	264	19,863,977.88	5.61	75,242.34	10.975	29.10	96.39	691
Maryland	246	17,182,520.59	4.85	69,847.64	11.428	32.10	98.56	676
New Jersey	223	15,708,423.91	4.44	70,441.36	11.510	25.79	97.73	673
Arizona	281	14,152,903.25	4.00	50,366.20	11.222	46.62	98.50	678
Washington	271	13,828,855.17	3.91	51,028.99	10.538	58.57	98.86	679
Nevada	172	11,488,229.88	3.25	66,792.03	11.667	20.64	97.19	686
Texas	345	11,126,518.95	3.14	32,250.78	10.769	45.24	98.35	680
Minnesota	217	9,480,872.09	2.68	43,690.65	10.808	58.37	98.93	675
Illinois	177	8,408,037.48	2.38	47,503.04	10.822	50.14	98.66	677
Georgia	195	7,715,121.11	2.18	39,564.72	12.145	33.05	98.69	680
Oregon	160	7,639,953.98	2.16	47,749.71	10.591	56.88	99.13	686
Massachusetts	114	7,506,798.04	2.12	65,849.11	11.237	35.57	97.67	681
Colorado	163	7,301,018.57	2.06	44,791.52	11.060	56.35	98.78	680
North Carolina	166	5,748,841.48	1.62	34,631.58	11.325	56.21	98.61	665
Pennsylvania	129	5,139,690.51	1.45	39,842.56	11.178	46.56	98.24	669
Michigan	115	4,019,273.67	1.14	34,950.21	10.992	54.63	98.40	671
Ohio	127	3,968,866.60	1.12	31,250.92	10.612	73.68	99.34	673
Missouri	114	3,314,160.96	0.94	29,071.59	11.060	67.68	99.01	673
Wisconsin	84	2,839,657.32	0.80	33,805.44	10.735	60.09	98.95	679
District of Columbia	29	2,781,411.96	0.79	95,910.76	10.983	13.59	93.86	704
Utah	52	2,564,559.75	0.72	49,318.46	11.563	42.55	95.78	702
South Carolina	62	2,465,744.84	0.70	39,770.08	11.148	48.52	96.65	669
Tennessee	80	2,352,905.57	0.66	29,411.32	9.309	74.30	99.71	669
Rhode Island	33	2,282,442.80	0.64	69,164.93	10.647	41.87	97.04	696
Idaho	43	2,078,237.09	0.59	48,331.10	12.580	16.78	95.64	710
Indiana	76	2,060,311.33	0.58	27,109.36	11.240	64.35	98.48	668
Connecticut	40	2,020,042.96	0.57	50,501.07	11.366	47.92	98.26	679
Oklahoma	53	1,645,200.28	0.46	31,041.51	10.969	59.11	99.63	678
Delaware	23	1,155,351.86	0.33	50,232.69	11.272	53.07	99.52	678
Iowa	33	938,023.64	0.26	28,424.96	11.034	59.77	99.24	678
Mississippi	30	920,057.60	0.26	30,668.59	11.465	58.97	99.28	662
Louisiana	28	906,090.18	0.26	32,360.36	10.904	40.10	99.07	679
Hawaii	7	886,669.81	0.25	126,667.12	10.857	0.00	97.39	711
New Hampshire	19	840,106.30	0.24	44,216.12	10.898	61.63	98.26	654
Kansas	24	786,151.83	0.22	32,756.33	10.648	71.98	99.45	672
Montana	17	723,304.24	0.20	42,547.31	10.497	39.33	98.92	683
Alabama	24	721,880.41	0.20	30,078.35	12.017	56.66	99.55	683
Maine	15	697,813.49	0.20	46,520.90	11.039	45.20	99.00	685
New Mexico	11	542,138.36	0.15	49,285.31	11.810	39.62	95.13	670
Kentucky	16	459,968.94	0.13	28,748.06	11.352	79.91	99.79	647
Nebraska	13	436,220.71	0.12	33,555.44	11.346	47.33	96.47	668
West Virginia	15	351,223.95	0.10	23,414.93	11.236	69.07	100.00	669
South Dakota	8	230,946.35	0.07	28,868.29	11.270	78.43	100.00	647
North Dakota	8	211,956.01	0.06	26,494.50	11.718	45.42	99.28	661
Wyoming	6	208,282.21	0.06	34,713.70	10.940	73.40	99.31	655
Alaska	2	140,292.91	0.04	70,146.46	13.462	57.68	100.00	695
Arkansas	2	59,544.56	0.02	29,772.28	13.000	0.00	100.00	658
Other	1	31,000.00	0.01	31,000.00	12.750	0.00	94.76	669
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681
Number of States Represented: 51

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2006-14SL	MORGAN STANLEY
6,132 records Balance: $353,987,032

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
25.01—30.00	2	97,810.54	0.03	48,905.27	12.252	0.00	29.87	702
35.01—40.00	1	84,371.04	0.02	84,371.04	10.750	0.00	39.98	756
40.01—45.00	1	49,908.02	0.01	49,908.02	9.875	0.00	40.56	734
50.01—55.00	3	393,605.91	0.11	131,201.97	9.964	0.00	52.26	679
55.01—60.00	1	300,000.00	0.08	300,000.00	9.500	0.00	56.10	671
60.01—65.00	2	132,137.71	0.04	66,068.86	10.852	0.00	61.52	684
65.01—70.00	7	669,087.42	0.19	95,583.92	10.077	12.99	67.05	701
70.01—75.00	8	734,461.87	0.21	91,807.73	9.546	0.00	73.72	668
75.01—80.00	48	5,378,334.47	1.52	112,048.63	10.484	10.53	79.09	701
80.01—85.00	47	2,672,165.26	0.75	56,854.58	11.380	7.27	84.16	674
85.01—90.00	379	21,066,135.20	5.95	55,583.47	11.319	14.29	89.59	689
90.01—95.00	610	34,853,801.30	9.85	57,137.38	11.406	27.72	94.63	691
95.01—100.00	5,023	287,555,213.63	81.23	57,247.70	11.095	39.87	99.94	679
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681
Minimum: 29.34 Maximum: 100.00 Weighted Average by Current Balance: 98.11

Junior Lien Ratio	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0.01—5.00	17	306,429.96	0.09	18,025.29	10.613	16.67	81.99	685
5.01—10.00	255	9,311,787.89	2.63	36,516.82	11.076	16.52	88.19	688
10.01—15.00	564	28,956,676.28	8.18	51,341.62	11.072	30.85	92.26	686
15.01—20.00	5,070	290,743,150.90	82.13	57,345.79	11.094	38.96	99.33	679
20.01—25.00	132	12,832,084.20	3.63	97,212.76	11.730	14.26	95.63	705
25.01—30.00	62	6,923,078.38	1.96	111,662.55	11.496	17.61	94.18	689
30.01—35.00	24	3,429,780.80	0.97	142,907.53	11.259	21.83	91.71	692
35.01—40.00	5	785,370.48	0.22	157,074.10	10.340	42.02	93.81	762
45.01—50.00	2	392,641.91	0.11	196,320.96	10.946	61.89	94.15	694
50.01 >=	1	306,031.57	0.09	306,031.57	12.875	0.00	90.00	664
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681
Minimum: 0.64 Maximum: 51.01 Weighted Average by Current Balance: 19.67

Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Purchase	4,904	278,483,503.53	78.67	56,787.01	11.213	34.42	99.00	683
Refinance—Cashout	921	57,285,320.13	16.18	62,199.04	10.838	41.90	94.23	676
Refinance—Rate Term	307	18,218,208.71	5.15	59,342.70	10.666	45.65	96.58	676
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2006-14SL	MORGAN STANLEY
6,132 records Balance: $353,987,032

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Single Family Residence	4,308	234,636,902.66	66.28	54,465.39	10.950	41.10	98.42	679
Planned Unit Development	807	52,430,911.08	14.81	64,970.15	11.384	25.03	97.13	687
Condominium	505	25,701,174.65	7.26	50,893.42	11.183	37.52	97.48	683
2 Family	294	23,615,936.05	6.67	80,326.31	11.712	15.12	98.29	682
3 Family	116	11,827,896.61	3.34	101,964.63	11.798	20.34	97.78	688
4 Family	59	3,610,588.08	1.02	61,196.41	12.535	38.61	95.84	705
Townhouse	43	2,163,623.24	0.61	50,316.82	10.484	73.44	98.73	697
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681

Documentation Level	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Limited Documentation	2,663	166,245,257.53	46.96	62,427.81	11.411	0.00	98.05	679
Full Documentation	2,300	104,135,465.22	29.42	45,276.29	10.390	100.00	99.16	676
No Ratio Documentation	468	37,309,694.90	10.54	79,721.57	11.863	0.00	96.59	700
Alternative Documentation	309	19,931,045.84	5.63	64,501.77	10.294	100.00	98.94	669
Stated Income/Stated Assets	128	12,056,836.26	3.41	94,194.03	12.106	0.00	96.53	683
No Documentation	200	10,203,331.99	2.88	51,016.66	12.098	0.00	93.48	717
Lite Documentation	64	4,105,400.63	1.16	64,146.88	10.120	100.00	99.63	680
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681

Occupancy	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Primary	5,496	323,389,986.52	91.36	58,840.97	10.989	37.29	98.57	679
Investment	483	21,896,575.35	6.19	45,334.52	12.849	24.47	92.58	708
Second Home	153	8,700,470.50	2.46	56,865.82	11.816	25.67	94.84	715
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681

Seasoning	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
<= 0	17	1,024,717.00	0.29	60,277.47	11.227	29.11	95.98	680
1—3	2,813	176,958,154.35	49.99	62,907.27	11.471	26.93	97.75	686
4—6	3,124	165,726,426.70	46.82	53,049.43	10.772	45.97	98.58	676
7—9	133	7,983,104.85	2.26	60,023.34	10.604	46.55	97.55	679
10—12	28	1,154,367.03	0.33	41,227.39	11.785	23.26	94.88	674
13—15	5	256,199.18	0.07	51,239.84	10.857	0.00	97.25	692
16—18	12	884,063.26	0.25	73,671.94	11.458	4.90	92.72	682
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681
Weighted Average by Current Balance: 3

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2006-14SL	MORGAN STANLEY
6,132 records Balance: $353,987,032

Original Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0	3,176	199,381,125.86	56.32	62,777.43	11.500	24.92	97.28	686
4	1	38,918.16	0.01	38,918.16	11.500	0.00	90.00	692
6	1	399,653.21	0.11	399,653.21	12.000	0.00	93.33	658
12	87	6,079,852.75	1.72	69,883.36	11.152	38.34	97.00	676
24	2,298	118,702,826.52	33.53	51,654.84	10.629	49.97	99.56	673
30	1	137,185.09	0.04	137,185.09	12.875	0.00	95.00	705
36	565	28,856,364.62	8.15	51,073.21	10.554	58.33	98.35	684
60	3	391,106.16	0.11	130,368.72	9.720	0.00	84.82	694
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
600—609	121	3,651,365.61	1.03	30,176.58	11.941	100.00	99.65	604
610—619	99	3,333,339.06	0.94	33,670.09	11.986	95.99	99.07	615
620—629	323	16,636,116.63	4.70	51,505.01	12.025	59.97	98.78	624
630—639	278	13,960,987.93	3.94	50,219.38	12.075	55.07	98.13	634
640—649	759	39,975,786.24	11.29	52,669.02	11.508	33.40	98.53	645
650—659	595	31,482,330.05	8.89	52,911.48	11.633	29.93	98.06	654
660—669	832	46,670,232.51	13.18	56,094.03	10.975	35.10	98.42	664
670—679	680	39,957,910.04	11.29	58,761.63	10.865	38.99	97.79	674
680—689	577	37,633,221.96	10.63	65,222.22	10.888	31.56	98.62	684
690—699	382	25,295,017.60	7.15	66,217.32	11.028	27.57	97.97	694
700—709	328	23,003,342.39	6.50	70,132.14	10.792	22.21	97.30	705
710—719	247	16,809,660.29	4.75	68,055.30	10.642	32.35	98.51	714
720—729	173	10,470,005.97	2.96	60,520.27	10.662	34.28	98.79	724
730—739	171	9,981,911.85	2.82	58,373.75	10.810	29.50	96.69	734
740 >=	566	35,100,090.95	9.92	62,014.29	10.749	36.93	97.10	766
Unknown	1	25,713.29	0.01	25,713.29	9.625	100.00	90.00	0
Total:	6,132	353,987,032.37	100.00	57,727.83	11.124	36.21	98.11	681
Non-Zero Minimum: 600 Maximum: 816 Non-Zero Weighted Average by Current Balance: 681

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Morgan Stanley
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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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